UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0398779
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2360 Owen Street	95054
Santa Clara, California	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock	The Nasdaq Stock Market LLC
$0.001 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-139885 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of class)

Item 1.   Description of Registrant’s Securities to be Registered.

The information contained in “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-139885), filed with the Securities and Exchange Commission (the “Form S-1 Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.   Exhibits.

Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GSI Technology, Inc.
Date: March 27, 2007

	By:	/s/ Lee-Lean Shu
Lee-Lean Shu
President and Chief Executive Officer